Exhibit 10.2.3

AMENDMENT

TO THE CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
DEFERRED INCOME PLAN
Amended and Restated Effective as of January 1, 2019

Exhibit 10.2.3

Pursuant to resolutions adopted by the Board of Directors of Consolidated Edison Inc. and the Board of Trustees of Consolidated Edison Company of New York, Inc., at a meeting duly held on February 16, 2023, the undersigned hereby approves the following amendment to the Consolidated Edison Company of New York, Inc. Deferred Income Plan, (the "Plan") effective March 1, 2023.

1.Appendix A is amended to remove Con Edison Clean Energy Businesses, Inc.

Except as hereby amended, all of the terms and conditions set forth in the Plan shall remain in full force and effect.
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IN WITNESS WHEREOF, the undersigned has executed this instrument this 1st day of March
2023.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

/s/ Nicole Leon
Nicole Leon
Vice President of Human Resources of Consolidated Edison Company of New York, Inc.